EXHIBIT 99.1

Asconi Receives Non-Compliance Notification from the American Stock Exchange

ORLANDO, Fla., August 29, 2005 /PRNewswire-FirstCall/ — Asconi Corporation (Amex: ACD), an Eastern European producer of wines and spirits, today announced that on August 24, 2005, the American Stock Exchange (AMEX) notified the Company that due to the failure to file its quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2005 within the prescribed timeframe, the Company was not in compliance with the currency in public reporting continued listing requirement under the AMEX Rules. The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than September 8, 2005.

The Company plans to make a timely submission to the AMEX staff in which submission it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. The Company must regain its compliance with such listing requirements no later than October 6, 2005. In the event the AMEX staff does not accept the Company’s plan of compliance, the AMEX staff will initiate delisting proceedings. There is no assurance that the AMEX staff’s will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the Pink Sheets trading system. The Company may also apply for listing on the OTC Bulletin Board Market when it regains currency in the public reporting.

The Company had filed a Form 12b-25 Notification of Late Filing on August 16, 2005 in which it outlined that the reason for the filing delay was the additional time required by the Company’s independent accountants to perform client retention procedures as a result of the recent CEO and CFO appointments. The need for the additional engagement retention procedures results from the recent changes in the Company’s Board of Directors and senior management compositions as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005.

On August 25, 2005 the Company was advised by its independent accountants Moore Stephens Lovelace, P.A that they elected to resign from their engagement as the Company’s registered public accounting firm.

The Company plans to file a Current Report on Form 8-K on August 29, 2005, disclosing the receipt of the AMEX non-compliance notification and the auditors’ election to resign in greater detail. The Company recommends that readers of the press release carefully review the 8-K.

About Asconi Corporation

Asconi Corporation (Amex: ACD - News) is a producer and distributor of wines and spirits in Eastern Europe. For more information, please visit http://www.asconi.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.